EXHIBIT 31.2

CERTIFICATION

I, Lance Thibault, Chief Financial Officer, certify that:

1. I have reviewed this Form 10-K/A (Amendment No. 1) of deCODE genetics, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Lance Thibault
Lance Thibault
Chief Financial Officer

Dated: April 4, 2008